UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 15, 2004

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28774 (Commission File Number)	68-0070656 (I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 331-5281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of A Registrant

On December 9, 2004 the Company amended its existing revolving credit agreement to increase the amount available from $138.5 million to $148.5 million. The parties to the Agreement are the Company, National City Bank (as administrative agent and bank), Fortis Bank (Nederland) N.V. (as structuring agent, security agent and bank) and Kaupthing Bank. Under the agreement Kaupthing Bank agreed to commit $10.0 million to the facility. Fortis Bank (Nederland) N.V. is also a party to the Company’s warehouse facility.

The revolving credit facility is available to finance the acquisition of aircraft engines for lease as well as for general working capital purposes. The facility has a revolving period that ends May 31, 2006 upon which date it converts to a term loan maturing May 31, 2007. Under the terms of the facility, all subsidiaries except WLFC-AC1 Inc. and Willis Engine Funding LLC jointly and severally guarantee payment and performance of the terms of the loan agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of December 15, 2004.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Monica J. Burke
Monica J. Burke Executive Vice President and Chief Financial Officer